United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2014

AMERICAN CARESOURCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Peachtree Street, NE, Suite 2350, Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas, 75240
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 29, 2014, ACSH Urgent Care of Virginia, LLC (the “Buyer”), a Virginia limited liability company and wholly-owned subsidiary of American CareSource Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Stat Medical Care, P.C., a Virginia professional corporation (d/b/a Fair Lakes Urgent Care Center), William and Teresa Medical Care, Inc., a Virginia corporation (d/b/a Virginia Gateway Urgent Care Center) (collectively, the “Sellers”), and Charles I. Okorie, M.D., an individual resident of the State of Virginia (“Owner” and together with Sellers, collectively “Seller Parties”), pursuant to which Buyer acquired certain assets comprising substantially all the assets of the two urgent care centers. One urgent care center is located in FairFax, Virginia and the other is located in Gainesville, Virginia. The aggregate purchase price for the transaction was $1,378,000 (subject to certain adjustments set forth in the Purchase Agreement), payable in cash and a $50,000 promissory note (the “Promissory Note”) executed by Buyer in favor of Dr. Okorie, on behalf of the Sellers. The Promissory Note is payable, plus accrued interest at the rate of 5% per annum, on the first annual anniversary of the closing date.

In connection with the transaction, Buyer and Dr. Okorie entered into an employment agreement, which provides, among things, that Dr. Okorie will be paid $100 per hour for the first 40 hours worked per week and $125 per hour for any hours worked in excess of 40 hours per week and certain other benefits. Pursuant to the employment agreement, Dr. Okorie also agreed to be bound by certain two-year non-compete and non-solicitation provisions following termination of employment, as well as by certain confidentiality obligations. The Seller Parties also agreed to be bound by certain non-compete and non-solicitation provisions for two years following the closing date, as well as by certain confidentiality obligations.

The foregoing description of the Purchase Agreement and related exhibits is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Promissory Note is also responsive to Item 2.03 of this report and is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2014, Matthew D. Thompson resigned from his positions as Chief Financial Officer, Secretary and Treasurer of the Company and Laura Little resigned from her positions as Principal Accounting Officer and Vice President of Finance of the Company, in each case, effective December 31, 2014.

On December 31, 2014, the Board of Directors of the Company appointed Adam S. Winger, 33, as Interim Chief Financial Officer and Dale Spencer, 58, as Interim Principal Accounting Officer, in each case, effective January 1, 2015, to serve until such time as permanent replacements for these positions are named. Mr. Winger currently serves as the Company’s General Counsel and Vice President of Acquisitions and Mr. Spencer currently serves as the Company’s Vice President of Urgent Care Center Operations. Each of Messrs. Winger and Spencer will continue to serve in their current positions while carrying out the additional responsibilities of Interim Chief Financial Officer and Interim Chief Accounting Officer, respectively. The compensation of Messrs. Winger’s and Spencer’s will not change as a result of these appointments.

Mr. Winger has served as the Company’s General Counsel and Vice President of Acquisitions since joining the Company in July 2014. Prior to joining the Company, from July 2010 to May 2014, Mr. Winger worked an associate in the mergers and acquisitions department of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., a full-service law firm, where his practice was focused predominantly on representing clients in the urgent care industry. From August 2005 to May 2009, Mr. Winger was an associate at KPMG Forensic LLP, the forensic accounting division of KPMG LLC, an audit, tax and advisory firm. Mr. Winger, a licensed attorney and Certified Public Account (license currently inactive), graduated from the University of Texas with his Bachelor of Business Administration and Masters of Professional Accounting, earned his law degree from Georgia State College of Law, and later earned a Masters of Law (taxation) from New York University.

Mr. Spencer has served as the Company’s Vice President of Revenue Cycle Management since February 2014. Prior to joining the Company, he served from 2012-2014 as Interim Chief Financial Officer and Director of Operations at CorrectMed. Mr. Spencer was responsible for all operations, which included production of periodic financial reports, maintenance of adequate internal controls, budgets, electronic health records, coding, billing, documentation, compliance, enhancing the accuracy of the financial reports, and ensuring that all financial reports were in compliance with GAAP. Mr. Spencer served from June 2010 until May 2012 as Chief Financial Officer/Interim CEO at Community Hospital, Banner Health Systems in Torrington, Wyoming, and from March 2009 until March 2010 he served as the controller of Orangeburg Regional Medical Center in Orangeburg, South Carolina. He brings 20 years financial experience to the Company. Mr. Spencer graduated from West Virginia State University with a Bachelor of Business Administration / Major in Accounting and Finance and is a certified FHFMA (Fellow of Healthcare Financial Management Association).

There are no arrangements or understandings between Messrs. Winger or Spencer and any other persons pursuant to which such individual was appointed as the Company’s Interim Chief Financial Officer or Interim Principal Accounting Officer, respectively. There is no family relationship between Messrs. Winger or Spencer and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. The Company has not entered into any transactions with Messrs. Winger or Spencer that would require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of December 29, 2014, between ACSH Urgent Care of Virginia, LLC and Stat Medical Care, P.C., William and Teresa Medical Care, Inc., and Charles I. Okorie, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: January 5, 2015	By:	/s/ Adam Winger
Adam Winger
General Counsel and Acting Chief Financial Officer